================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            Ciao Cucina Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

CIAO CUCINA CORPORATION


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

   We are pleased to invite you to attend the Annual Meeting of Shareholders of Ciao Cucina Corporation, to be held in the Private Dining Room at Ciao Baby Cucina, 700 Walnut Street, Cincinnati, Ohio on May 26, 1998, at 10:00 a.m.
(EDT), for the purpose of considering and acting upon the following:

1.      The election of four directors of the Company.

2. The approval of the 1998 Stock Option Plan.

3. Such other matters as may properly come before the meeting.

          Only shareholders of record at the close of business on April 17, 1998, are entitled to receive notice of, and to vote at, the meeting. Management, at present, knows of no other business to be brought before the meeting.


                                              By Order of the Board of Directors


                                              /s/ Catherine C. Jetter

                                              Catherine C. Jetter
                                              Executive Vice President and Chief
                                              Financial Officer

Cincinnati, Ohio
April 20, 1998






   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER DATED PROXY, OR ATTENDING THE MEETING AND VOTING IN PERSON.

                             CIAO CUCINA CORPORATION
                          700 WALNUT STREET, SUITE 300
                             CINCINNATI, OHIO 45202
                                 (513) 241-9161

                                 PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ciao Cucina Corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders on May 26, 1998. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders of the Company on or about April 20, 1998.

                          OUTSTANDING VOTING SECURITIES

   The number of voting securities of the Company outstanding on April 17, 1998, the record date for the meeting, was 3,245,386 shares of Common Stock, no par value, each entitled to one vote, owned by approximately 41 shareholders of record.

                               PROXIES AND VOTING

   When the enclosed proxy card is properly executed and returned, the shares it represents will be voted at the meeting as specified; if no instructions are given, proxies will be voted in accordance with the recommendations of the Board of Directors. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice to the Company, by giving a later dated proxy indicating a desire to vote differently or by appearing at the meeting and casting a ballot. There are no rights of appraisal or similar rights of dissenting shareholders with respect to any matter to be acted upon at the meeting.

   The costs of solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation may be made by officers and regular employees of the Company by personal interview, telephone and facsimile. Banks, brokerage houses and other record owners will be reimbursed for their reasonable expenses incurred in forwarding soliciting material to beneficial owners and in obtaining voting instructions from those owners.

   The affirmative vote of a plurality of the votes cast at the meeting will be sufficient for the election of directors. The Company's Common Stock has no cumulative voting rights. Generally, other matters, including approval of the 1998 Stock Option Plan, are determined by the affirmative vote of a majority of the votes cast, with abstentions having the effect of negative votes and broker non-votes deemed to be absent shares. The Company has not established a procedure for confidential voting.

                             THE BOARD OF DIRECTORS

   The Company's corporate powers are exercised, and its business, property and affairs are managed, by or under the direction of the Board of Directors. In recent months, three of the Company's directors have resigned. Roger D. Taylor, formerly the Company's Chief Operating Officer, resigned in December 1997 in connection with cut-backs necessitated to help stabilize the Company's financial situation. Russell C. Wiles resigned in March 1998 in order to devote more time to his primary business activities. Carl A. Bruggemeier, formerly the Company's Chief

Executive Officer, resigned in April 1998. Currently there are four directors, and the size of the Board has been set at four for the coming year. The Board of Directors recommends that the nominees described below be elected to serve until the Annual Meeting in 1999 or until their successors are elected and qualified.

CATHERINE C. JETTER Ms. Jetter has served in the Company's Office of the CEO since April 1998. She has been the Company's Executive Vice President/Chief Financial Officer, Treasurer and Assistant Secretary since 1996 and was Vice President-Finance and Secretary of the Company from 1993 until 1996. Ms. Jetter was formerly in public accounting and worked primarily as a consultant to small business, including but not limited to several restaurant companies. Prior to her employment with the Company, she acted as a consultant to the Company since its inception in 1990. Prior to her employment in public accounting, Ms. Jetter served as Assistant Treasurer of a publicly traded real estate investment trust. She has over twenty-five years experience in both public accounting and private industry, is a Certified Public Accountant, and holds a Bachelor of Science in Accounting from Florida Institute of Technology. She has been a director of the Company since 1996. Member of the Audit Committee. Age 50.

   ROGER LIPTON Since February 1995, Mr. Lipton has been President of Lipton Financial Services, Inc., an investment banking firm specializing in the restaurant, franchising and retailing industries, and also has been employed by Axiom Capital Management, Inc., an NASD broker/dealer, where he is a Managing Director. From 1981 until 1995, he was a Managing Director of the Lipton Financial Services Division of Ladenburg, Thalmann & Co., Inc., an investment banking firm. Mr. Lipton has been a director of Boston Restaurant Associates, Inc. since December 1996. Mr. Lipton earned a Bachelor's Degree in Mechanical Engineering from Rensselaer Polytechnic Institute (1962) and an MBA at the Harvard Graduate School of Business Administration (1965). He has been in the investment banking industry since 1967, with the exception of 1976-1980 when he financed and operated a chain of fifteen fast food restaurants. Mr. Lipton has been a director of the Company since 1992. Member of the Audit and Compensation Committees. Age 57.

   MARVIN ROSENBERG Mr. Rosenberg is a principal in Towne Properties, a Cincinnati, Ohio real estate development business which he founded with others in 1961. He is a former Chairman and member of the Board of Directors of the Cincinnati Branch of the Federal Reserve Bank of Cleveland. Among other activities, he currently is a member of the Board of Directors of Acordia of Cincinnati, Inc., the Board of Visitors of the University of Cincinnati College of Law and the Board of Overseers of Hebrew Union College. Mr. Rosenberg is a graduate of the University of Illinois and the University of Cincinnati College of Law. Mr. Rosenberg has been a director of the Company since 1996. Member of the Compensation Committee. Age 64.

   JOHN H. WYANT Mr. Wyant has served as President of Blue Chip Venture Company, a venture capital investment firm which manages $186 million of committed capital for investment in privately held high growth companies, since its formation in 1992. From 1991 to 1992, Mr. Wyant served as Executive Vice President, Corporate Finance of Gradison & Co., a financial services firm, where his primary activity was the development and formation of Blue Chip Venture Company. Mr. Wyant was initially trained in marketing with the Procter & Gamble Company and served in marketing and general management positions with Taft Broadcasting Company. Subsequently, he was Chief Executive Officer of Home Entertainment Network and Nutrition Technology Corporation, both venture capital-backed companies. Mr. Wyant holds a

Bachelor of Arts from Denison University and a Juris Doctor from Salmon P. Chase College of Law. He has been a director of the Company since 1995 and also is a director of Zaring Homes, Inc. and a number of privately held companies. Member of the Audit and Compensation Committees. Age 51.

   MEETINGS; COMMITTEES OF THE BOARD. The Board of Directors held five meetings in 1997. The Board of Directors has an Audit Committee and a Compensation Committee.

  The Audit Committee met once in 1997. The Audit Committee reviews the financial statements audited by the Company's independent auditors, reviews recommendations on various matters made by the auditors and actions taken by management to implement these recommendations, considers the proposals of the auditors for the scope of their audit and their proposed fees, and recommends action to the Board of Directors in connection with these matters.

   The Compensation Committee held one meeting in 1997. The Compensation Committee sets policy for compensation, reviews recommendations of the Chief Executive Officer as to compensation for officers, and establishes the compensation of the Chief Executive Officer.

   Each current director attended at least 75% of all meetings of the Board of Directors, and Board committees on which he or she served, held in 1997.

   COMPENSATION OF DIRECTORS. During 1997, directors who were not employees of the Company received $500 for each Board of Directors meeting attended (including Board meetings held by telephone). Employee directors are not separately compensated for their services as directors. The Company discontinued the payment of directors fees in the last quarter of 1997.

                       APPROVAL OF 1998 STOCK OPTION PLAN

   GENERAL. The Company's 1998 Stock Option Plan (the "Plan") was adopted by the Board of Directors, subject to shareholder approval, on April 8, 1998. The Board of Directors urges shareholders to vote "FOR" approval and adoption of the Plan.

   As shareholders are aware, the Company currently is in the process of implementing a two- phase stabilization and recovery plan, with the goal of obtaining positive cash-flow on a Company-wide basis and strengthening the Company's financial position. As part of the stabilization plan, corporate overhead expenses are being reduced and corporate staff positions eliminated. These necessary actions are imposing significantly increased demands and responsibilities on the remaining corporate staff, at a time when the Company is not able to pay cash compensation commensurate with their duties. The Board of Directors believes it is essential to have a mechanism in place which provides an incentive for key personnel to remain with the Company and continue their efforts toward its recovery. The Plan is intended to be that mechanism. Because the Plan permits the grant of options to nonemployee directors of the Company, it also can be used to strengthen their ties with the Company. Finally, the Board believes that the existence of the Plan will help attract qualified employees and directors to the Company when these positions need to be filled.

   Options granted under the Plan will have no value to the optionees in the absence of future stock price appreciation. Therefore, any value realized will be a benefit to all shareholders.

   The Board of Directors has approved the grant of an option under the Plan for 100,000 shares of Common Stock to Catherine C. Jetter, the Company's Executive Vice President and Chief Financial Officer. Although the grant is primarily in recognition of past services, the Board also noted that, in addition to her regular responsibilities, Ms. Jetter has undertaken many additional management duties in recent months and now is serving in the interim "Office of the CEO" pending the Company's selection of a new Chief Executive Officer. The option grant is dependent on shareholder approval of the Plan. The option will have an exercise price equal to the fair market value of the Common Stock on the date of the Annual Meeting. At the present time, no other options have been granted under the Plan, and the Board has made no determinations as to future possible grants.

   A summary of the Plan follows. The text of the Plan is set forth as Exhibit A to this Proxy Statement and should be reviewed for full information.

   THE PLAN. Any employee on the regular payroll of the Company (approximately 240 people) may be selected to participate in the Plan. Nonemployee directors of the Company also are eligible to participate in the Plan. Up to 750,000 shares of Common Stock may be issued pursuant to the Plan; however, options for no more than 250,000 shares may be granted to any eligible individual during any period of twelve consecutive months. Appropriate adjustments in the number of shares issuable and in the number and prices of shares covered by outstanding options will be made to give effect to any changes in the Company's capitalization (stock splits, stock dividends, etc.).

   The Plan is administered by the Company's Board of Directors. In addition to administering and interpreting the Plan, the Board has authority to select optionees, determine the number of shares for which an option is granted, set the option's price and term, select the type of option and establish all other terms and conditions of the option. The Board may waive or amend the terms and conditions of, or accelerate the vesting of, an option. The Board may appoint a committee of directors to administer the Plan. In the event a committee is appointed, it may carry out all of the functions of the Board with respect to the Plan, except that only the Board may amend or terminate the Plan. For the foreseeable future, it is expected that all option grants will be made by the Board.

   Both incentive stock options and nonqualified options may be granted to employee-participants in the Plan. Nonemployee directors may only receive nonqualified options. The per share exercise price of a nonqualified option must be at least 85% of the fair market value of a share of the Common Stock on the date the option is granted. The per share exercise price of an incentive stock option may not be less than 100% of the Common Stock's fair market value on the date of grant, and no incentive stock option may be exercised after ten years from the date of grant. Incentive stock options granted to an optionee holding more than 10% of the Company's outstanding Common Stock must have a price of at least 110% of fair market value on the date of grant and may be for a term no longer than five years.

   An option's exercise price may be paid in cash, by the tender of shares of the Company's Common Stock which have been held for at least six months or by a combination of the foregoing. Shares which are tendered are valued at their fair market value on the date of tender and may be counted as available for issuance under the Plan. For purposes of the Plan, fair market value means the last sale price for the Common Stock reported on The Nasdaq Stock

Market or, if traded in the over-the-counter market, the average of the closing bid and asked prices, on a given date. On April 9, 1998, the fair market value of the Company's Common Stock was $ .96875 per share.

   Generally, an unexercisable option granted to an employee or director of the Company terminates when the optionee terminates employment with, or service as a director of, the Company. An exercisable option granted to an employee or director terminates on the earlier of (i) its full exercise, (ii) its expiration date or (iii) the end of the three-month period following the date of termination. If, however, an optionee becomes disabled or dies while employed by, or serving as a director of, the Company or within three months thereafter, a then-exercisable option may be exercised for one year after the date of death or commencement of disability. The Plan allows the Board to extend these option exercise periods.

   A nonqualified option may be transferred pursuant to a domestic relations order or under other circumstances, terms and conditions established by the Board. Otherwise, an option is not transferrable except by the optionee's will or the laws of descent and distribution and, during an optionee's lifetime, may only be exercised by the optionee or the optionee's legal representative or guardian.

   The Board may amend or terminate the Plan at any time; however, no Plan amendment may alter or impair an outstanding option without the optionee's consent. No option may be granted under the Plan subsequent to May 25, 2008.

   In the event any person becomes the beneficial owner of more than 50% of the Company's Common Stock, or commences a tender offer which, if successful, would have that result, all outstanding options will become immediately exercisable. Similarly, if the Company enters into an agreement of reorganization, merger or consolidation in which the Company is not to be the surviving corporation or enters into an agreement for the sale or transfer of all or substantially all of its assets, all outstanding options also will become immediately exercisable. If the successor or transferee corporation does not agree to continue the Plan, both the Plan and all outstanding options will terminate as of the effective date of the transaction. An optionee who is subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Company may, immediately prior to the consummation of the transaction and in lieu of the consideration receivable by other optionees in the transaction, tender any unexercised options to the Company and receive a cash payment equal to the difference between the aggregate "fair value" of the shares of the Company's Common Stock subject to the holder's unexercised options and the aggregate option price of those shares. The Plan provides that, if payments to an optionee by the Company would constitute "excess parachute payments" under the Code, amounts payable in accordance with the Plan's change of control provisions will be reduced so that the employee is not subject to the 20% excise tax on the payment and the Company is able to deduct the entire payment.

   TAX EFFECTS. Generally, an optionee recognizes no income upon the grant or exercise of an incentive stock option and, if the stock purchased on option exercise is not disposed of within two years from the date of grant nor within one year after exercise, the amount realized on sale or taxable exchange in excess of the option price is treated as a long-term capital gain and the Company is not entitled to a federal income tax deduction. If stock acquired on exercise of an incentive stock option is disposed of before the expiration of either of the prescribed holding

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



periods, the lesser of (i) the difference between the option price and the fair market value at the time of exercise or (ii) the difference between the option price and the amount realized upon disposition is treated as ordinary income to the optionee at the time of disposition and is allowed as a deduction to the Company; any excess of the amount realized upon sale over the fair market value at the time of exercise generally is treated as capital gain to the optionee. In general, an optionee who exercises a nonqualified option recognizes taxable ordinary income, and the Company is entitled to a deduction, at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares purchased over the option price.

   ACCOUNTING EFFECTS. The proceeds of the sale of stock under the Plan will constitute general funds of the Company and may be used by it for any purpose. Under present accounting practices followed by the Company, neither the grant at fair market value nor the exercise of an option generally results in any charge against the Company's earnings. The grant of options at a price less than 100% of fair market value would result in compensation expense to the Company. The Company currently expects to grant all options under the Plan at an exercise price equal to at least 100% of the fair market value of the Common Stock.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

   SUMMARY INFORMATION. The following table sets forth, for the fiscal years indicated, amounts of cash and certain compensation paid by the Company to Carl A Bruggemeier, the Company's Chief Executive Officer, and to the only other executive officer who earned salary and bonus in excess of $100,000 for 1997.

                                               SUMMARY COMPENSATION TABLE
                                                                                   LONG TERM
                                            ANNUAL COMPENSATION                    COMPENSATION
                                 -----------------------------------------------   ------------
                                                                                   Securities    All Other
Name and Principal    Fiscal                                 Other Annual          Underlying    Compensation
     Position          Year      Salary ($)     Bonus($)     Compensation ($)(1)   Options (#)        ($)
--------------------  ------     -----------    ---------    -------------------   -----------   ------------
Carl A. Bruggemeier    1997        $175,000            -             -                 -               -
President and Chief    1996        $139,732     $100,000             -               14,250            -
Executive Officer      1995        $116,154            -             -                 (2)             -

Roger D. Taylor        1997 (3)    $116,496     $ 20,000             -                 -               -

-------------------------------------

(1) None, other than perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus.

(2) In March 1995 Mr. Bruggemeier entered into an amended Employment Agreement with the Company which provided for the grant of options to purchase 138,120 shares of Common Stock at the price of $1.45 per share. This Employment Agreement, including the options provided for (none of which was exercised), was canceled at the time of the Company's initial public offering.

(3) Mr. Taylor was employed by the Company from January until December 1997.

STOCK OPTIONS. The following table sets forth information regarding options held by the persons named on the Summary Compensation Table at fiscal 1997 year end. No options were granted in 1997. The Company has no outstanding stock appreciation rights (SARs).





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



                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                          YEAR AND FY-END OPTION VALUES

                                                           NUMBER OF
                                                           SECURITIES             VALUE OF
                                                           UNDERLYING             UNEXERCISED
                                                           UNEXERCISED            IN-THE-MONEY
                                                           OPTIONS AT             OPTIONS AT
                                                           FY-END (#)             FY-END ($)
                     SHARES
                     ACQUIRED             VALUE            EXERCISABLE/           EXERCISABLE/
NAME                 ON EXERCISE(#)       REALIZED($)      UNEXERCISABLE          UNEXERCISABLE
----                 --------------       -----------      -------------          -------------
Carl A.                      -                   -            14,250/ -               - / -
   Bruggemeier

Roger D. Taylor              -                   -              - / -                 - / -

EMPLOYMENT AGREEMENTS

   The Company had an employment agreement with Mr. Bruggemeier, entered into effective August 1, 1996 for a three year term with automatic renewal for successive one year terms unless terminated by either party upon 180 days written notice. The agreement originally provided for a base annual salary of $182,000, for raises and cash bonuses (equal to at least 25% of base salary) as determined by the Company's Board of Directors (depending upon the Company's achieving certain sales and profit goals established by the Board) and for miscellaneous compensation in the form of insurance and other benefits. Mr. Bruggemeier's right to be employed by or be engaged, directly or indirectly, by a person or entity in a "competitive business" (defined as any casual- theme restaurant located within 50 miles of a Company restaurant and having specified average customer check prices) was restricted during the term of the agreement and, under certain circumstances, for a year thereafter. On February 9, 1998, the Company entered into an amended employment agreement with Mr. Bruggemeier. The agreement provided for an annual base salary of $130,000, a reduction in certain perquisites previously provided for and the payment to Mr. Bruggemeier of $22,000 in salary under the August 1, 1996 agreement which Mr. Bruggemeier had voluntarily deferred. In addition the amendment required the forgiveness of $16,000 of a $48,000 loan made to Mr. Bruggemeier by the Company.

   In April 1998, the Company entered into a settlement and consulting agreement with Mr. Bruggemeier whereby Mr. Bruggemeier would resign as President and Chief Executive Officer of the Company but continue as a consultant until February 28, 1999. The agreement provides for consulting fees totaling $100,000 over the period. The settlement agreement also provides for the forgiveness of debt owed to the Company in the amount $32,000 plus any unpaid interest. The settlement agreement contains covenants restricting Mr. Bruggemeier, until December 31, 1999, from engaging in, or having any ownership interest in, or participating in the financing, operation, management or control of, any person, firm, corporation or business that engages in a full service restaurant business serving Italian or Mediterranean cuisine within a 30 mile radius of any location or store now or hereafter owned, operated or managed by the Company. In addition, the Company guaranteed a nonrecourse promissory note, from a third party to Mr. Bruggemeier, in the amount of $60,000. The note bears interest in the amount of 8% per annum and is secured by

201,757 shares of Common Stock of the Company, owned by Mr. Bruggemeier, but subject to an Escrow Agreement dated November 20, 1996. Upon release of the shares from escrow, Mr. Bruggemeier shall execute documents to further the sale of the shares to the third party. If and to the extent the shares are released, the amount due shall be reduced by the then fair market value of the shares, applied first to all accrued interest and then to the outstanding principal. Any then fair market value in excess of the amount due shall belong exclusively to the third party.

   Ms. Jetter has an employment agreement with the Company which commenced on December 4, 1996 and which renews automatically for successive one year terms unless terminated by either party upon 30 days notice prior to the expiration of a term. The agreement provides for an annual base salary of $75,000, which may be increased in the discretion of the Board based upon the Company's achievement of net earnings goals established by the Company's Board, and for cash bonuses in the discretion of the Board. In the event the Company is sold or consummates a merger in which it is not the surviving entity, Ms. Jetter will have the right to terminate her employment and receive a twelve month severance payment. The agreement further provides for miscellaneous other compensation in the form of insurance and other benefits.

   Mr. Taylor had an employment agreement with the Company which commenced on December 2, 1996, for a three year term, and initially provided for an annual base salary of $109,200, a signing bonus of $15,000 and miscellaneous other compensation in the form of insurance and other benefits. On January 2, 1997 the Compensation Committee authorized an increase in the base salary payable to Mr. Taylor to $125,000 and an increase in his signing bonus to $20,000. On December 15, 1997, the Company entered into an agreement with Mr. Taylor to terminate his employment. The severance agreement provided for the payment to Mr. Taylor of $4,242 in salary, which he had voluntarily deferred, payment of the full amount of his base salary under the employment agreement through March 15, 1998 and health insurance coverage and the use of a company automobile until March 15, 1998.

                              CERTAIN TRANSACTIONS

   In connection with the Company's initial public offering (the "Offering"), the Board of Directors adopted a policy requiring that any transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Company's Board of Directors.

   Described below are certain transactions and relationships between the Company and certain of its officers, directors and shareholders which have occurred during the last two fiscal years. The Company believes that the material terms of the various transactions were as favorable to the Company as could have been obtained from unrelated parties.

   In February 1994, the Company exercised an option to repurchase 77,692.5 shares of Common Stock from Mr. Bruggemeier for a price of $90,000; in payment, Mr. Bruggemeier accepted a demand promissory note in that amount, bearing interest at a bank's prime commercial rate plus 2%. In March 1995, this note was canceled and, in consideration of an additional $90,000 loaned to the Company by Mr. Bruggemeier, a new promissory note for $180,000, bearing interest at the prime commercial rate, was issued to him. The $34,000 principal balance owing on this note was paid in full in December 1996.

   In March 1995 the Company entered into a consulting agreement with Mr. Lipton pursuant to which he was entitled to fees of $50,000 per year. The amount of the consulting fee was determined by negotiations between the Company and Mr. Lipton. The services provided by Mr. Lipton included advice regarding the structuring of the Company's debt and equity financing and assistance in the development of the Company's concept and operating and expansion strategies. This consulting agreement terminated upon completion of the Offering and consulting fees due to Mr. Lipton in the amount of $58,651 were converted to 8,378 shares of the Company's Common Stock at the initial public offering price of $7.00 per share.

   In January 1995 Blue Chip Capital Fund Limited Partnership ("Blue Chip LP") loaned the Company $350,000 in return for a promissory note bearing interest at 10% per annum. This promissory note was personally guaranteed by Mr. Bruggemeier. On March 30, 1995, the Company, Blue Chip LP and Mr. Bruggemeier entered into a Stock Purchase and Shareholder Agreement (the "Shareholder Agreement") pursuant to which the Company issued 15,000 shares of its Series A Preferred Stock to Blue Chip LP in exchange for cancellation of the January 1995 promissory note and guaranty (after payment of $7,188 of accrued interest) and an additional investment by Blue Chip LP of $1,150,000. The Series A Preferred Stock had a cumulative dividend rate of $10.00 per share per annum. The Series A Preferred Stock was convertible into 813,529 shares of Common Stock and was so converted upon consummation of the Offering. Additionally, upon consummation of the Offering, accrued dividends on the Series A Preferred Stock totaling $249,452 were converted to 35,636 shares of Common Stock at the initial public offering price of $7.00 per share.

   Pursuant to the Shareholder Agreement and prior to the Offering, the Company and Mr. Bruggemeier agreed to take all action necessary for the Company's Board of Directors to consist of three members, one of whom would be named by Blue Chip LP and the others of whom would be Messrs. Bruggemeier and Lipton. In accordance with this agreement, Mr. Wyant became a director of the Company on March 30, 1995. Also in accordance with the Shareholder Agreement, the Company entered into a Consulting Agreement with Blue Chip Venture Company, an Ohio corporation and the general partner of Blue Chip LP ("Blue Chip Venture"), on March 30, 1995, pursuant to which Blue Chip Venture advised the Company with respect to financial matters, including the obtaining of additional debt and equity capital and the structuring of the initial public offering. Blue Chip Venture was entitled to receive fees of $18,750 per quarter for its services. The amount of the consulting fee was determined by arms length negotiations. The consulting agreement terminated upon consummation of the Offering and accrued consulting fees in the amount of $124,726 were converted to 17,818 shares of the Company's Common Stock at the initial public offering price of $7.00 per share. Mr. Wyant is President and a 50% stockholder of Blue Chip Venture and a limited partner in Blue Chip LP.

   In addition, the Shareholder Agreement (i) granted Blue Chip LP certain rights of first refusal in the event of a third-party offer to purchase shares of the Company's Common Stock from any shareholder; (ii) granted Blue Chip LP certain preemptive rights to purchase securities issued by the Company; (iii) required the prior written consent of Blue Chip LP before the Company could pay any dividends on its capital stock (other than the Series A Preferred Stock), amend its Articles of Incorporation, engage in any other business or in any material transaction outside the ordinary course of business, and enter into other specified transactions; and (iv) granted Blue Chip LP the right to register shares in the Company's initial and subsequent public offerings (which right was waived with respect to the Offering) and, on two occasions subsequent to the Offering, to demand registration of shares of Common Stock held by it. Blue Chip has released all of its rights under the Shareholder Agreement except for the registration rights.

   On February 7, 1996, Blue Chip LP loaned the Company $750,000 evidenced by a promissory note due March 8, 1996 bearing interest at 15% per annum. Blue Chip LP made subsequent loans to the Company of $250,000 on each of March 11, 1996 and July 29, 1996. On August 1, 1996, Blue Chip exchanged the principal amount of all three loans, plus $200,000 in loan fees owed by the Company, for a $1,450,000 principal amount secured note bearing interest at 10.35% per annum and due on the earlier of March 8, 1998 or within 10 days after closing of the Company's initial public offering. As further consideration, the Company also issued Bridge Financing Warrants to Blue Chip to purchase 100,000 shares of Common Stock, exercisable at $7.00 per share for a period of five years after closing of the Offering. The secured promissory note balance plus interest due was paid in full on November 27, 1996.

   On January 16, 1998, Blue Chip LP agreed to lend the Company up to $500,000 evidenced by a promissory note due December 31,1998 bearing interest at 14% per annum. As of April 9, 1998, the Company had borrowed $400,000 of this amount. As further consideration, the Company has issued a warrant to Blue Chip LP for the purchase of up to 200,000 shares of Common Stock at a price of $1.35 per share.

   Payment of the Company's obligations under the lease for its Cincinnati, Ohio restaurant at Harper's Point is personally guaranteed by Mr. Bruggemeier.

   Heidelberg Distributing Company and Ohio Valley Wine Co., of which Mr. Wiles ( a director of the Company until March 1998) is the President, sell beverage products to the Company. During fiscal years 1996 and 1997, purchases by the Company from these businesses were $225,555 and $206,696, respectively.

   Mr. Rosenberg is a principal of the entities from which the Company leases the space occupied by its executive offices and its two Cincinnati, Ohio restaurants. Aggregate lease payments by the Company for these properties for the fiscal years 1996 and 1997 were $274,249 and $202,863, respectively. In July 1995, Towne Investment Company, a Limited Partnership, of which Mr. Rosenberg is a partner, advanced the Company $150,000 for tenant improvements to its downtown Cincinnati, Ohio restaurant in exchange for a promissory note (the "Towne Note") convertible into 81,352 shares of the Company's Common Stock. The Towne Note was so converted at the time of the closing of the Offering and the shares were distributed from the Towne partnership 50% each to Mr. Rosenberg and another partner.

   In December 1997, the Company entered into a consulting agreement with Parentis Corporation which provides for an hourly billing arrangement in addition to a success fee based upon the gross reduction of the Company's indebtedness achieved as a result of Parentis' negotiations. On March 16, 1998, the Company's Board of Directors approved the payment to Parentis of success fees to be paid $40,000 in cash over a four month period and the balance to be satisfied with the issuance of 85,000 shares of the Company's Common Stock in addition to warrants to purchase 80,000 additional shares of Common Stock at $1.25 per share. Stephen J. Kent, the President and Chief Executive Officer of Parentis, is serving with Ms. Jetter in the Company's interim Office of the CEO pending selection of a new Chief Executive Officer.

                PRINCIPAL SHAREHOLDERS AND HOLDINGS OF MANAGEMENT

  The following table sets forth as of April 17, 1998, certain information with regard to the beneficial ownership of the Company's Common Stock by (i) each of the Company's shareholders known to hold more than 5% of the outstanding shares of Common Stock, (ii) each current director and each executive officer named on the Summary Compensation Table, individually, and (iii) all current directors and executive officers of the Company as a group.

                                                  BENEFICIAL OWNERSHIP (1)
                                               ---------------------------------
                                               NUMBER OF              PERCENT OF
NAME AND ADDRESS                               SHARES                 TOTAL
----------------                               ------                 -----
Carl A. Bruggemeier (2)                         292,007               9.0%

Catherine C. Jetter                               5,750                 *

Roger Lipton (2)                                271,218               8.4%

Marvin Rosenberg                                 43,747               1.4%

John H. Wyant (2)(3)                          1,166,983              32.9%

Blue Chip Capital Fund Limited
   Partnership (2)                            1,149,165              32.4%

All current directors and executive
   officers as a group (4 persons)(4)         1,487,698              41.9%

---------------------
* Less than 1%

(1) Includes shares which may be acquired upon exercise of presently exercisable stock options and warrants, and options and warrants exercisable within 60 days after April 17, 1998, in the following amounts: Mr. Bruggemeier, 14,250 shares; Ms. Jetter, 5,750 shares; Mr. Wyant, 300,000 shares; Blue Chip LP, 300,000 shares; and all current directors and executive officers as a group, 305,750 shares.
(2) The address of Mr. Bruggemeier is 2323 Banberry Court, Lawrenceburg, Indiana 47025; Mr. Lipton is 399 Park Avenue, New York, New York 10022; and the address of Mr. Wyant and Blue Chip LP is 201 East Fifth Street, Cincinnati, Ohio 45202.
(3) All shares indicated as owned by Mr. Wyant are owned by Blue Chip LP or an affiliate. Mr. Wyant disclaims beneficial ownership of all shares except to the extent of his pro rata interest therein.
(4) Does not include Messrs. Bruggemeier and Taylor, who were no longer executive officers at April 17, 1998.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent beneficial owners also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of copies of such forms and written representations from its officers and directors, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 1997.

                              INDEPENDENT AUDITORS

   The Board of Directors has appointed Joseph Decosimo and Company, PLL, as independent auditors of the Company for the year 1998. Joseph Decosimo and Company, PLL has served as the Company's independent auditors since 1996.

  Representatives of Joseph Decosimo and Company, PLL will be in attendance at the Annual Meeting, with the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                            PROXY STATEMENT PROPOSALS

   Shareholder proposals will be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting if they are received by the Company before the close of business on December 24, 1997.

                                 OTHER BUSINESS

   The Company is not aware of any matters which may properly be presented at the meeting other than those discussed above. However, if other matters do come before the meeting, proxies will vote on those matters in accordance with the recommendation of the Board of Directors.

                                                                       Exhibit A

                             CIAO CUCINA CORPORATION

                             1998 Stock Option Plan

                                    ARTICLE I

                                   OBJECTIVES

                1.1 The objectives of this Stock Option Plan (the "Plan") are to enable Ciao Cucina Corporation ("Ciao") to compete successfully in retaining and attracting employees and directors of outstanding ability, to stimulate the efforts of employees and directors toward Ciao's objectives and to encourage ownership of shares of Ciao's Common Stock by its employees and directors.

                                   ARTICLE II

                                   DEFINITIONS

                2.1 For purposes of the Plan each of the following terms shall have the definition which is attributed to it, unless another definition is clearly indicated by a particular usage and context.

                    A. "BOARD" means the Board of Directors of Ciao.

                    B. "CODE" means the Internal Revenue Code of 1986, as amended. Reference to any Section of the Code includes the provisions of that Section as it may be amended or replaced by any other section(s) of like intent and purpose and also includes any regulations or rulings promulgated thereunder.

                    C. "COMPANY" means Ciao and any subsidiary of Ciao, as the term "subsidiary" is defined in Section 424(f) of the Code.

                    D. "DISABILITY" means permanent and total disability as defined in Section 22(e)(3) of the Code.

                    E. "EFFECTIVE DATE OF GRANT" means the date on which, or such later date as of which, the Board makes an award of an Option.

                    F. "ELIGIBLE EMPLOYEE" means any individual (other than one who receives retirement benefits, stipends, consulting fees, honorariums and the like) who performs services for the Company and is included on the regular payroll of the Company. A director of the Company who does not otherwise qualify as an Eligible Employee pursuant to the previous sentence shall nonetheless be considered an Eligible Employee with respect to the grant of Nonqualified Stock Options.

                    G. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                    H. "FAIR MARKET VALUE" means the last sale price reported on The Nasdaq Stock Market, or on any stock exchange on which the Shares are traded, on a specified date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted. If the Shares are not then traded as described in the preceding sentence, then the average of the closing bid and asked prices on the specified date or last preceding day on which bid and asked prices were reported, or such other method as the Board may select, shall be used in determining Fair Market Value for a Share.

                    I. "INCENTIVE STOCK OPTION" shall have the same meaning as is given to that term by Section 422 of the Code.

                    J. "MATURE SHARES" means Shares which have been fully paid and held, of record or beneficially, by the holder of an Option for at least six months.

                    K. "NONQUALIFIED STOCK OPTION" means any Option other than an Incentive Stock Option.

                    L. "OPTION" means the right, subject to the terms of this Plan and to such other terms and conditions as the Board may establish, to purchase from Ciao a stated number of Shares at a specified price.

                    M. "OPTION PRICE" means the purchase price per Share subject to an Option. The Option Price shall not be (i) less than 85% of the Fair Market Value of a Share on the Effective Date of Grant in the case of a Nonqualified Stock Option, except that no Nonqualified Stock Option which is intended to result in compensation that qualifies for exclusion from the deduction limitation of Code Section 162(m) shall be granted with an Option Price of less than 100% of the Fair Market Value of a Share on the Effective Date of Grant, or (ii) less than 100% of the Fair Market Value of a Share on the Effective Date of Grant in the case of an Incentive Stock Option, except as otherwise provided in Section 8.1.

                    N. "SHARE" means one share of the Common Stock, no par value, of Ciao.

                                   ARTICLE III

                                 ADMINISTRATION

                3.1 ADMINISTRATION. The Plan shall be administered by the Board. Subject to and consistent with the provisions of the Plan, the Board shall establish such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan, shall interpret the provisions of the Plan, shall decide all questions of fact arising in the application of Plan provisions and shall make such other determinations and take such actions in connection with the Plan and the Options granted hereunder as it deems necessary or advisable. At any time, or from time to time, the Board may appoint a committee of at least three directors (the "Committee") to administer, or to approve transactions pursuant to, the Plan. For the purpose of option grants to and approval of other transactions with persons who are subject to Section 16 of the Exchange Act with respect to Ciao, each member of the Committee shall be a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act. To the extent that it is desired that compensation resulting from the grant of a particular Option be excluded from the deduction limitation of Section 162(m) of the Code, all directors comprising the Committee granting such Option also shall be "outside directors" within the meaning of Code Section 162(m). In the event a Committee is so appointed, it may carry out all of the functions of the Board with respect to the Plan, except for amendments to or suspension or termination of the Plan.

                3.2 Except as specifically limited by the provisions of the Plan, the Board shall have authority to:

                    A. Determine which Eligible Employees shall be granted Options;

                    B. Determine the number of Shares which may be subject to each Option;

                    C. Determine the term and the Option Price of each Option;

                    D. Determine whether an Option is an Incentive Stock Option or a Nonqualified Stock Option;

                    E. Determine the time or times when Options will be granted; and

                    F. Determine all other terms and conditions of each Option, including (but not limited to) the terms of any Option agreement. The Board may, in its discretion, determine as a condition of any Option that a stated percentage of Shares covered by such Option shall be exercisable in any one year or other stated period of time. The Board also may waive or amend the terms and conditions of, or accelerate the vesting of, an Option under circumstances selected by the Board.

                3.3 Any action, decision, interpretation or determination by the Board with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

                3.4 No member of the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder and, to the extent not prohibited by applicable law, all members shall be indemnified by the Company for any liability and expenses which they may incur as a result of any claim or cause of action, or threatened claim or cause of action, arising in connection with the administration of this Plan or the grant of any Option hereunder.

                                   ARTICLE IV

                                 SHARES ISSUABLE

                4.1 Except as provided in Article XI, the number of Shares which may be issued under the Plan shall not exceed 750,000 Shares in the aggregate and Options for no more than 250,000 Shares may be granted to any individual Eligible Employee during any period of twelve (12) consecutive months. If any Option expires or terminates for any reason without being completely exercised, the Shares with respect to which such Option was not exercised may again be subject to other Options. Shares tendered as payment for the Option Price pursuant to Section 7.1 shall be available for issuance under the Plan. The Board may make such other determinations regarding the counting of Shares issued pursuant to the Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.

                                    ARTICLE V

                               GRANTING OF OPTIONS

                5.1 Subject to the terms and conditions of the Plan, the Board may, from time to time, grant Options to Eligible Employees on such terms and conditions as it shall determine. More than one Option and more than one form of Option may be granted to the same individual.

                                   ARTICLE VI

                               EXERCISE OF OPTIONS

                6.1 Any person entitled to exercise an Option may do so, without the need for further approval pursuant to Exchange Act Rule 16b-3, in whole or in part by delivering to Ciao, attention: Stock Option Plan Administrator, at its principal office, a written notice of exercise. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.

                                   ARTICLE VII

                             PAYMENT OF OPTION PRICE

                7.1 Subject to such administrative requirements as the Board may impose, payment of the Option Price may be made, at the election of the holder of an Option, in cash or by the tender of Mature Shares or by a combination of the foregoing. If payment by the tender of Mature Shares is selected, the value of each Mature Share shall be deemed to be the Fair Market Value of a Share on the day the Mature Shares are tendered for payment, which shall be the date on which the Mature Shares, duly endorsed or accompanied by a stock power duly endorsed for transfer to Ciao, are received by Ciao. If the Shares are publicly traded, an Option's exercise price also may be paid pursuant to a "cashless" exercise/sale procedure involving a simultaneous sale by a broker, in which case the exercise date shall be the trade date, provided that proceeds of such sale in full payment of the Option Price are received by Ciao on such date.

                                  ARTICLE VIII

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

                8.1 Any option designated as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, an Incentive Stock Option shall be subject to the following specific provisions:

                    A. No Incentive Stock Option may be exercised after the expiration of ten years from the Effective Date of Grant.

                    B. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Company then:

                       (i) The Option Price must equal at least 110% of the
                Fair Market Value on the Effective Date of Grant; and

                       (ii) The term of the Option shall not be greater than
                five years from the Effective Date of Grant.

                    C. The aggregate Fair Market Value (determined as of the Effective Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any holder during any calendar year (under all plans of the Company) shall not exceed $100,000.

                8.2 If any Option is not granted, exercised or held pursuant to the provisions of Code Section 422, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with those provisions.

                                   ARTICLE IX

                           TRANSFERABILITY OF OPTIONS

                9.1 During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is non-assignable and non-transferable and may be exercised only by such individual or that individual's legal representative or guardian, except that a Nonqualified Stock Option may be transferred (A) pursuant to a "domestic relations order" as defined in Section 414(p)(1)(B) of the Code or (B) under such other circumstances and in accordance with such other terms and conditions as may be established by the Board. In the event of the death of an Eligible Employee to whom an Option has been granted, the Option shall be transferable pursuant to the holder's Will or by the laws of descent and distribution and may thereafter be exercised by the transferee(s) as provided in Section 10.1(C).

                                    ARTICLE X

                             TERMINATION OF OPTIONS

                10.1 Unless earlier terminated pursuant to Article XIII, an Option granted to an Eligible Employee will terminate as follows:

                    A. During the period of the Eligible Employee's continuous employment with, or service as a director of, the Company, the Option will terminate upon the earlier of the date on which it has been fully exercised, it expires by its terms or it is terminated by the mutual agreement of the Company and the Eligible Employee.

                    B. Upon termination of the Eligible Employee's employment with, or service as a director of, the Company for any reason any unexercisable Option shall immediately terminate. Except as provided in Section 10.1(C), any Option which is exercisable on the date of termination of employment, or service as a director, will terminate upon the earlier of its full exercise, the expiration of the Option by its terms or the end of the three-month period following the date of termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

                    C. If an Eligible Employee to whom an Option was granted dies or becomes subject to a Disability while employed by, or serving as a director of, the Company or within three months of termination of employment or service as a director, for any reason, the Option may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Eligible Employee shall have been entitled to exercise it at the time of death or the commencement of Disability, by the Eligible Employee or the Eligible Employee's legal representative or guardian or by the representative(s) of the Eligible Employee's estate or the person(s) to whom the Option may have been transferred by Will or by the laws of descent and distribution.

                10.2 The provisions of Section 10.1 above shall apply irrespective of whether an Option has been transferred to a person or entity other than the Eligible Employee to whom the Option was granted.

                10.3 The Board, at its discretion, may extend the periods for Option exercise set forth in this Article X.

                                   ARTICLE XI

                     ADJUSTMENTS TO SHARES AND OPTION PRICE

                11.1 The Board shall make appropriate adjustments in the number of Shares available for issuance under the Plan, the number of Shares subject to outstanding Options and the Option Price of optioned Shares in order to give effect to changes in the Shares as a result of any merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other similar event. The determination as to the method and extent of such adjustments shall be within the sole discretion of the Board.

                                   ARTICLE XII

                        AMENDMENT OR TERMINATION OF PLAN

                12.1 The Board may at any time amend, suspend or terminate the Plan; provided, however, that shareholder approval shall be required for any amendment if such approval is required pursuant to the Code or the Exchange Act, or any rule or regulation thereunder, as such may be in effect and be interpreted from time to time.

                12.2 No amendment to the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

                                  ARTICLE XIII

                                 CERTAIN EVENTS

                13.1 In the event Ciao shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (a "successor corporation"), such successor corporation may obligate itself to continue this Plan and to assume all obligations under the Plan. In the event that such successor corporation does not obligate itself to continue this Plan as above provided, the Plan shall terminate effective upon such consolidation, merger or transfer, and, except as provided in Section 13.4, any Option previously granted hereunder shall terminate. If practical, Ciao shall give each holder of an Option twenty (20) days prior notice of any possible transaction which might terminate this Plan and the Options previously granted hereunder.

                13.2 In the event any person, by any means of purchase or acquisition, becomes the "beneficial owner" (as defined in Exchange Act Rule 13d-3 as in effect on May 26, 1998) of more than 50% of the outstanding Shares of Ciao, or commences a tender offer pursuant to Exchange Act Regulation 14D (as in effect on May 26, 1998) which, if successful, would result in such person becoming the beneficial owner of more than 50% of such Shares, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

                13.3 In the event of the execution of an agreement of reorganization, merger or consolidation of Ciao with one or more corporations as a result of which Ciao is not to be the surviving corporation (whether or not Ciao shall be dissolved or liquidated) or the execution of an agreement of sale or transfer of all or substantially all of the assets of Ciao, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

                13.4 In the event of any of the transactions referred to in
Section 13.3 hereof, any holder of one or more Options who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Ciao shall be entitled to tender such Options to the Company and to receive from the Company a payment of cash equal to the difference between the aggregate "Fair Value" of Shares subject to the holder's Options which are outstanding and not exercised immediately prior to the time of consummation of the transaction and the aggregate Option Price of such Shares. For this purpose, "Fair Value" shall mean the cash value per Share to be paid to shareholders pursuant to such agreement, or if cash value is not to be paid, the highest Fair Market Value of a Share during the 60-day period immediately preceding the date of the consummation of the transaction. The foregoing payment under this Section 13.4 shall be made in lieu of and in full discharge of any and all obligations of the Company in respect of all subject Options of the holder.

                13.5 The grant of Options under the Plan shall in no way affect the right of Ciao to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                13.6 Notwithstanding the foregoing, in the event the amounts deemed payable under this Article XIII when added to all other payments to the holder of an Option by the Company, would, if made, constitute Excess Parachute Payments within the meaning of Sections 280G and 4999 of the Code, the amounts deemed payable by the Company under this Article shall be reduced by the amount deemed necessary to cause the holder to receive $1,000.00 less than three times the holder's Base Amount (as that term is defined in Code Section 280G) from all such payments to the holder from the Company. In the event the amount of the payments exceeds the amount subsequently determined to have been due, the excess benefits over three times the Base Amount shall constitute a loan by the Company to the holder, payable on demand by the Company, with interest at a rate equal to 120% of the applicable federal rate determined under Section 1274 of the Code, compounded semi-annually.

                                   ARTICLE XIV

                                 EFFECTIVE DATE

                14.1 This Plan shall become effective on May 26, 1998. No Option shall be granted pursuant to this Plan subsequent to May 25, 2008 or subsequent to any earlier date as of which this Plan is terminated.

                                   ARTICLE XV

                                  MISCELLANEOUS

                15.1 Nothing contained in this Plan shall constitute the granting of an Option. Each Option shall be represented by a written Option agreement executed by both the Eligible Employee and Ciao.

                15.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option. No person holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of Ciao with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Option may be transferred, and no Option shall be exercisable or Shares issued and delivered upon exercise of an Option, unless and until Ciao has complied with any and all applicable federal and state securities laws, listing requirements of any market on which Ciao's Shares may then be traded and other requirements of law. Any certificate representing Shares acquired upon exercise of an Option may bear such legends as the Company deems advisable to assure compliance with all applicable laws and regulations.

                15.3 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any person any right to continue in the employ of or as a director of the Company or to interfere in any way with the right of the Company to terminate a person's employment or status as a director at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

                15.4 This Plan shall be construed and administered in accordance with and governed by the laws of the State of Ohio.





















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




                             CIAO CUCINA CORPORATION
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            PROXY FOR ANNUAL MEETING

    The undersigned hereby appoints Catherine C. Jetter and Gary A. Salazar, and each of them, attorneys with the powers which the undersigned would possess if personally present, including the power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Ciao Cucina Corporation to be held in the Private Dining Room at Ciao Baby Cucina, 700 Walnut Street, Cincinnati, Ohio on May 26, 1998, at 10:00 a.m. (EDT), and at any adjournments thereof:

1. Election of Catherine C. Jetter, Roger Lipton, Marvin Rosenberg and John H. Wyant as directors.

[ ]  FOR all nominees   [ ] WITHHELD from all nominees   [ ] *EXCEPTIONS (as marked
                                                              below).

For all nominees except as noted on line below:
*EXCEPTIONS _________________________________________________________

2.  [ ]  FOR  [ ] AGAINST   [ ] ABSTAIN     on the proposal to approve the
                                            Company's 1998 Stock Option Plan.

3. Upon such other business as may properly come before the meeting.

   The proxy will be voted on the above as specified. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED ABOVE AND "FOR" THE PROPOSAL.

   As to any other matter or if any of said nominees are not available for election, said attorneys shall vote in accordance with the recommendation of the Board of Directors.

   Please mark: I do [ ] do not [ ] plan to attend the meeting.

                                                 Dated__________________________________, 1998

                                                 _____________________________________________

                                                 _____________________________________________
                                                            (Signature of Shareholder)

                                                        IMPORTANT:  Please date and sign exactly as
                                                        name appears hereon.  If shares are held jointly,
                                                        each shareholder named should sign.  Executors,
                                                        administrators, trustees, etc. should so indicate
                                                        when signing.  If the signer is a corporation,
                                                        please sign full corporate name by duly authorized
                                                        officer.



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